Exhibit 1.1

20,000,000 Common Shares

REPUBLIC PROPERTY TRUST

Common Shares of Beneficial Interest, par value $0.01 per share

UNDERWRITING AGREEMENT

[  ], 2005

LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC.

As Representatives of the
several Underwriters named in
Schedule I attached hereto

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Republic Property Trust, a Maryland real estate investment trust (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 20,000,000 common shares of beneficial interest (the “Common Shares”), par value $.01 per share, of the Company (the “Firm Shares”).  In addition, the Company purposes to grant to the Underwriters options to purchase up to an aggregate 3,000,000 Common Shares on the terms set forth in Section 2 (the “Option Shares”).  The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares”.  This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

In addition, at or prior to or immediately after the Initial Delivery Date (as defined below) the Company, Republic Property Limited Partnership, a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”) and certain of their subsidiaries, have engaged or will engage in a series of transactions described in the Prospectus (as defined below) under the heading “Formation Transactions” (the “Formation Transactions”).  As part of the Formation Transactions, (i) RKB Holding L.P. (“Holdco”), a limited partner of RKB Washington Property Fund I L.P. (the “Fund”), will merge with and into the Operating Partnership; (ii) the Fund will contribute its direct and indirect interests in the entities listed on Schedule II attached hereto (the “Fund LLC’s”, and together with Holdco, the Fund and the 1425 Partnership, as defined below, the “Contributed Entities”) that hold direct or indirect interests in the properties listed on Schedule II attached hereto (the “Fund Contributed Properties”) to the Operating Partnership; (iii) the partners of RPT 1425 Investors L.P., a Delaware limited partnership (the “1425 Partnership”), will contribute 100% of their interests in the 1425 Partnership, which indirectly owns the property located at 1425 New York Avenue, Washington D.C. (the “1425 Property”, and together with the Fund Contributed Properties, the “Properties”) to the Operating Partnership; (iv) Republic Properties Corporation, a District of Columbia corporation (“RPC”), will contribute its direct and indirect interests in certain management, leasing, real estate development and administrative operations to the Operating Partnership; (v) Richard L. Kramer, Steven A. Grigg, and RPC, each a general partner of Portals Development Associates Limited Partnership (“PDALP”), have entered into agreements with the Operating Partnership or one of its subsidiaries under which Messrs. Kramer and Grigg and RPC will agree to outsource certain of their management and development rights and obligations in connection with The Portals project to the Operating Partnership or one of its subsidiaries; (vi) each of Parcel 47D LLC, 25 Massachusetts Avenue Property LLC and 660 North Capitol Street Property LLC have entered into an option agreement (collectively, the “Option Agreements”) pursuant to which the Operating Partnership shall have the option to purchase the three office development properties listed on Schedule III attached hereto (the “Option Properties”); and (vii) the Company will assume approximately $[           ] of mortgage and other indebtedness related to the properties and businesses being acquired in the Formation Transactions.  All of the agreements entered into in connection with the Formation Transactions are referred to herein as the “Formation Transaction Agreements”.

1.                                       Representations, Warranties and Agreements of the Transaction Entities.  The Transaction Entities, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a)                                  A registration statement on Form S-11 (No. 333-128554) with respect to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and each amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters.  As used in this Agreement, “Applicable Time” means [         ] [a.m.][p.m.] (New York City time) on the date of this agreement; “Effective Date” means the date and time as of which such registration statement was declared effective by the Commission; “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares; “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed by the Company on or before the Applicable Time; “Registration Statement” means such registration statement, as amended on the Effective Date, including, if Rule 430A of the Rules and Regulations is used, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and “Prospectus” means such final prospectus, as first filed with the Commission pursuant to paragraph (1), (2), (4) or (5) of Rule 424(b) of the Rules and Regulations.  Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional Common Shares under Rule 462(b) of the Rules and Regulations (the “Rule 462 Registration Statement”).  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or threatened by the Commission.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof.

(b)                                 The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(c)                                  The Registration Statement conformed in all material respects at the Effective Date and will conform in all material respects on the applicable Delivery Date (as defined in Section 4), and any post-effective amendment to the Registration Statement filed after the date hereof will conform in all material respects on the applicable effective date, as of the Initial Delivery Date (as defined in Section 4) and as of any subsequent Delivery Date, as the case may be, to the requirements of the Securities Act and the Rules and Regulations.  The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.  The Registration Statement, at the Effective Date, and the Prospectus, as of its date and on the applicable Delivery Date, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(d)                                 The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Shares and disclosures directly relating thereto and derived therefrom will be included on the cover page of the Prospectus or under the captions “Prospectus Summary—Summary Consolidated Financial Data,” “Prospectus Summary—Formation Transactions,” “Use of Proceeds,” “Distribution Policy,” “Capitalization,” “Dilution,” “Selected Consolidated Financial Data,” “Formation Transactions” and “Underwriting” in the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e)).

(e)                                  Each Issuer Free Writing Prospectus (including, without limitation, any “electronic road show” (as defined in Rule 433 of the Rules and Regulations) that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Shares and disclosures directly relating thereto and derived therefrom will be included on the cover page of the Prospectus or under the captions “Prospectus Summary—Summary Consolidated Financial Data,” “Prospectus Summary—Formation Transactions,” “Use of Proceeds,” “Distribution Policy,” “Capitalization,” “Dilution,” “Selected Consolidated Financial Data,” “Formation Transactions” and “Underwriting” in the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from each Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e)).

(f)                                    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, which consent shall not be unreasonably withheld or delayed.  The

Company has retained in accordance with Rule 433(d) or (f) of the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(g)                                 Each of the Company and its subsidiaries (as defined in Section 17), other than the Operating Partnership, has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Transaction Entities, the Contributed Entities and their respective subsidiaries taken as a whole (a “Material Adverse Effect”).  Each of the Company and its subsidiaries, other than the Operating Partnership, has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.  None of the subsidiaries of the Company (other than, upon completion of the Formation Transactions, the Operating Partnership and Republic Property TRS, LLC, a limited liability company organized under the laws of Delaware) is a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

(h)                                 The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of beneficial interest of the Company, including Common Shares issued or issuable in the Formation Transactions, have been or will have been as of the Initial Delivery Date, duly authorized and validly issued, are or will be as of the Initial Delivery Date, fully paid and non-assessable, conform to the descriptions thereof contained in each of the most recent Preliminary Prospectus and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus and were issued in compliance with federal and state securities laws.  All of the issued shares of capital stock or membership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i)                                     The Operating Partnership has been duly organized, is validly existing and in good standing as a limited partnership under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Averse Effect.  The Company is the sole general partner of the Operating Partnership.  The Operating Partnership has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.  At the Initial Delivery Date, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”), will be in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Prospectus; provided that to the extent that the Underwriters exercise their option to purchase Option Shares at the Initial Delivery Date, the percentage interest of such partners in the Operating Partnership will be adjusted accordingly.  Except as disclosed in each of the most recent Preliminary Prospectus and  the Prospectus,

(i) no units of partnership interest in the Operating Partnership (“Units”) are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or any other securities of the Operating Partnership.  The Units issued or to be issued in the Formation Transactions have been duly authorized for issuance by the Operating Partnership and as of the Initial Delivery Date will have been validly issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.  The terms of the Units conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus.

(j)                                     Each of the Contributed Entities and their respective subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Averse Effect.  All of the issued capital stock of or other ownership interests in each Contributed Entity and its subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  Except as described in each of the most recent Preliminary Prospectus and the Prospectus, all outstanding shares of capital stock of or other ownership interests in the Contributed Entities and their subsidiaries shall as of the Initial Delivery Date, be owned directly or indirectly by the Operating Partnership, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of such equity interests was issued in violation of the preemptive or other similar rights of any securityholder of such subsidiary.  There are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Contributed Entity and its subsidiaries.

(k)                                  The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description of the Shares contained in each of the most recent Preliminary Prospectus and the Prospectus and will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

(l)                                     The issuance by the Company of Common Shares (other than the Shares) in connection with the Formation Transactions is exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and Blue Sky laws.  The issuance by the Operating Partnership of Units in connection with the Formation Transactions is exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and Blue Sky laws.

(m)                               Each of the Transaction Entities and the Contributed Entities has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Operative Agreements (as defined below) to which it is a party.  This Agreement has been duly and validly authorized, executed and delivered by each of the Transaction Entities.

(n)                                 To the extent any of the Transaction Entities or the Contributed Entities or any of their respective subsidiaries is a party to an Operative Agreement, each such agreement has been duly authorized, executed and delivered by each Transaction Entity or Contributed Entity and such subsidiaries, as the case may be, and constitutes the legal, valid, binding and enforceable instrument of each Transaction Entity or Contributed Entity and such subsidiaries, as the case may be (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the employment agreements entered into between the Company and Mark R. Keller, Steven A. Grigg, Gary R. Siegel and Michael J. Green (the “Employment Agreements”) and the non-competition agreements entered into with the Company by each of Richard L. Kramer, Steven A. Grigg, Gary R. Siegel, Michael J. Green and Republic Properties Corporation (the “Non-Competition Agreements”) shall, as of the Initial Delivery Date, have been duly authorized, executed and delivered by such parties and shall, as of the Initial Delivery Date, be valid and binding agreements of such parties, enforceable against such parties in accordance with their terms, subject, as to enforcement, to general principles of equity.  The Operating Partnership Agreement, the Formation Transaction Agreements, the Employment Agreements and the Non-Competition Agreements are referred to herein as the “Operative Agreements.”

(o)                                 The execution, delivery and performance of this Agreement and the Operative Agreements by the Transaction Entities and the Contributed Entities, to the extent parties thereto, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Transaction Entities, the Contributed Entities and their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which any of the Transaction Entities, the Contributed Entities and their respective subsidiaries is a party or by which any of the Transaction Entities, the Contributed Entities and their respective subsidiaries is bound or to which any of the property or assets of any of the Transaction Entities, the Contributed Entities and their respective subsidiaries is subject, except in each case which would not result in a Material Adverse Effect; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of any of the Transaction Entities, the Contributed Entities and their respective subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Transaction Entities, the Contributed Entities and their respective subsidiaries or any of their properties or assets, except in each case which would not result in a Material Adverse Effect.

(p)                                 Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state or foreign securities laws in connection with the purchase and sale of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Transaction Entities, the Contributed Entities or any of their respective subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement and the Formation Agreements by the Transaction Entities and the Contributed Entities, to the extent parties thereto, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus, except for consents the failure to obtain would not result in a Material Adverse Effect.

(q)                                 Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between any of the Transaction Entities, the Contributed Entities and their respective subsidiaries and any person, granting such person the right to require any of the Transaction Entities, the Contributed Entities and their respective subsidiaries to file a registration statement under the Securities Act with respect to any securities of any of the Transaction Entities, the

Contributed Entities and their respective subsidiaries owned or to be owned by such person or to require any of the Transaction Entities, the Contributed Entities and their respective subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Transaction Entities, the Contributed Entities and their respective subsidiaries under the Securities Act.

(r)                                    Except as described or referred to in the Registration Statement, no Transaction Entity has sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(s)                                  None of the Transaction Entities, the Contributed Entities and their respective subsidiaries, and none of the Properties has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case except as contemplated by the most recent Preliminary Prospectus or as could not reasonably be expected to have a Material Adverse Effect; and, since such date, there has not been any change in the capital stock, net operating income or long-term or short-term debt of the Transaction Entities, the Contributed Entities or any of their respective subsidiaries, or any of the Properties or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise) results of operations, shareholders’ equity, properties, management, business or prospects of the Transaction Entities, the Contributed Entities and their respective subsidiaries, taken as a whole, in each case except as contemplated by the most recent Preliminary Prospectus or as could not reasonably be expected to have a Material Adverse Effect.

(t)                                    Since the date as of which information is given in the most recent Preliminary Prospectus and except as may otherwise be described in the most recent Preliminary Prospectus, none of the Transaction Entities or the Contributed Entities has (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(u)                                 The historical financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations, cash flows and the statements of shareholders’ equity of (1) the Fund, (2) the Company and its subsidiaries, (3) the Presidents Park Properties and (4) the 1425 New York Avenue Property, at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis.  The summary and selected financial data and other supporting schedules included in the most recent Preliminary Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data and other supporting schedules have been presented on a basis consistent with the financial statements so set forth in the most recent Preliminary Prospectus and other financial information.

(v)                                 The pro forma financial statements (including the related notes) included in the most recent preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the information shown therein.  Such pro forma financial statements have been properly compiled on the basis described therein, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  No other financial statements (or schedules) of the Company, any predecessor of the Company, or any other entity are required by the Securities Act to be included in the Registration Statement or the most recent Preliminary Prospectus.

(w)                               Ernst & Young, LLP, who have certified certain financial statements of the Company and its subsidiaries, the Fund, the Presidents Park Properties and the 1425 New York Avenue Property, whose reports appear in the most recent preliminary Prospectus and who have delivered the initial letter referred to in 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(x)                                   The statistical and market-related data included under the captions “Prospectus Summary”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Properties” in the most recent Preliminary Prospectus and the consolidated financial statements of the Company and its subsidiaries included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(y)                                 The Transaction Entities and each of their subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Transaction Entities and their subsidiaries are in full force and effect; the Transaction Entities and their subsidiaries are in compliance with the terms of such policies in all material respects; none of the Transaction Entities and their subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Transaction Entities or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Transaction Entities nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(z)                                   There are no legal or governmental proceedings pending to which any of the Transaction Entities, the Contributed Entities and their respective subsidiaries is a party or of which any property or assets of any of the Transaction Entities, the Contributed Entities and their respective subsidiaries is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the performance of this Agreement and the Operative Agreements or the consummation of the transactions contemplated hereby and thereby; and to the knowledge of the Transaction Entities, no such proceedings are threatened or contemplated by governmental authorities or others.

(aa)                            There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.  Neither the Transaction Entities nor any of their subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and that statements made in the most recent Preliminary Prospectus under the captions insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(bb)                          No relationship, direct or indirect, exists between or among any of the Transaction Entities, the Contributed Entities and their respective subsidiaries on the one hand, and the trustees, officers, shareholders, tenants or suppliers of the Transaction Entities, the Contributed Entities and their respective subsidiaries on the other hand, which is required to be described in the most recent Preliminary Prospectus which is not so described.  Since its formation, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed or amended any extension of credit, in the form of a personal loan to or for any of its directors or executive officers.

(cc)                            No labor disturbance by the employees of any of the Transaction Entities, the Contributed Entities and their respective subsidiaries exists or, to the knowledge of the Transaction Entities, is imminent which might be expected to have a Material Adverse Effect.

(dd)                          Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Savings Act of 1974, as amended (“ERISA”)), that is maintained, administered or contributed to by the Transaction Entities or the Contributed Entities or any member of their respective “Controlled Groups” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) for any of the respective employees or former employees of the Transaction Entities or the Contributed Entities or any member of their respective Controlled Groups (each, a “Plan”) has been maintained and is in compliance with all applicable statutes, rules and regulations, including, but not limited to, ERISA and the Code; with respect to any Plan subject to Title IV of ERISA, (i) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, and (ii) no “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has been incurred, whether or not waived, and the fair market value of the assets under each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plans); each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; none of the Transaction Entities or the Contributed Entities and any member of their respective Controlled Groups has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payments of premiums in the ordinary course of business); and none of the Transaction Entities or the Contributed Entities and any member of their respective Controlled Groups has had a partial or complete withdrawal from any “Multiemployer Plan” (within the meaning of Section 4001(a)(3) of ERISA), or has received notice that any Multiemployer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or is in “reorganization” (within the meaning of Section 4241 of ERISA).

(ee)                            The Transaction Entities and the Contributed Entities and each of their respective subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Transaction Entities or the Contributed Entities or any of their respective subsidiaries, nor do the Transaction Entities have any knowledge of any tax deficiency that could reasonably be expected to have a Material Adverse Effect.

(ff)                                There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Transaction Entities or sale by the Company of the Shares, which if not paid would be reasonably expected to have a Material Adverse Effect.

(gg)                          Except as disclosed in the most recent Preliminary Prospectus, to the knowledge of the Transaction Entities, there is no pending or threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any Property, which, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)                          Commencing with the taxable year ending December 31, 2005, the Company will be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

(ii)                                  None of the Transaction Entities, the Contributed Entities and their respective subsidiaries (i) is in violation of its charter, by-laws, certificate of limited partnership, certificate of formation, agreement of limited partnership, operating agreement or other similar organizational document, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan, lease (under which such Transaction Entity, Contributed Entity or a subsidiary is landlord or otherwise), ground lease (under which such Transaction Entity, Contributed Entity or a subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, parking management agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)                                  (1) Upon consummation of the Formation Transactions, the Transaction Entities or their subsidiaries will have fee simple title to the Properties, in each case, free and clear of all liens, encumbrances, claims, security interests and defects, except such as (i) are set forth in the Title Reports listed on Schedule IV hereto (the “Title Reports”), (ii) are disclosed in the most recent Preliminary Prospectus, or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (2) other than as described on Schedule V hereto, none of the Transaction Entities, the Contributed Entities and their respective subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting, the Properties or any part thereof, and neither of the Transaction Entities knows of any such condemnation or zoning change which is threatened, which if consummated would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (3) true, correct and complete copies of the leases, exhibits, schedules or other documents that comprise the leases described in the Section of the Prospectus entitled “Business and Properties” where the tenant has been specifically identified (the “Major Leases”) have been made available for review by the Underwriters or their counsel; (4) other than the Major Leases, there are no other material agreements between any of the Transaction Entities, the Contributed Entities and their respective subsidiaries and a tenant under a Major Lease relating to any of the Properties which has not been provided to the Underwriters or their counsel; (5) except as otherwise described in the most recent Preliminary Prospectus: (i) to the knowledge of the Transaction Entities, none of the Major Leases has been assigned; (ii) no brokerage fees, commissions or any similar payments are owed or payable by the lessor under any of the Major Leases to any third party in connection with the existence or execution thereof, or in connection with any renewal, expansion or extension of any Major Leases which has occurred prior to, or may occur after, the Delivery Date, except as will be reserved for from proceeds as reflected in the “Use of Proceeds” section of the most recent Preliminary Prospectus; (iii) to the knowledge of the Transaction Entities, all of the Major Leases, and, all guaranties related thereto, if any, are in full force and effect; (iv) no rentals or other amounts due under the Major Leases have been paid more than one month in advance; (v) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with the Major Leases nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its Major Leases; (vi) to the knowledge of the Transaction Entities, all tenants, licensees, franchisees or other parties under the Major Leases are in possession of their respective premises; (vii) to the knowledge of the Transaction Entities, except for the mortgage loans encumbering the Properties and described in the most recent Preliminary Prospectus, none of the Major Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered; (viii) none of the Transaction Entities, the Contributed Entities and their respective subsidiaries have waived in writing any material provision under any Major Lease; (ix) to the knowledge of the Transaction Entities, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Major Leases; and (x) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(kk)                            Except as disclosed in the most recent Preliminary Prospectus, all entitlements necessary for development and/or renovation of each of the properties of the Company planned for development, material expansion or renovation as described in the most recent Preliminary Prospectus as having been vested or entitled with development rights have been obtained, and no further governmental or regulatory approvals are necessary for additional development of such properties.  With respect to any other property of the Company currently planned for development, material expansion or renovation and which is not described in the most recent Preliminary Prospectus as having received all necessary entitlements, the Company expects that such entitlements will be issued in normal course.

(ll)                                  There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Transaction Entities, the Contributed Entities and their respective subsidiaries of interests in assets or real property that is required to be described in the most recent Preliminary Prospectus that is not already so described.

(mm)                      Immediately following the application of the net proceeds of the sale of the Firm Shares in the manner set forth in the most recent Preliminary Prospectus, the mortgages or deeds of trust which will encumber the Properties will not be convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust will not at such time be cross-defaulted or cross-collateralized with any property other than other Properties.  None of the Transaction Entities, the Contributed Entities and their respective subsidiaries hold participating interests in such mortgages or deeds of trust.

(nn)                          Except as described or referred to in the most recent Preliminary Prospectus and except in respect of the lease of Properties, at the Initial Delivery Date, the Transaction Entities or their subsidiaries will have title insurance on the fee interests in each of the Properties, in an amount that is commercially reasonable for each Property.

(oo)                          Except as otherwise disclosed in the most recent Preliminary Prospectus, (i) the Transaction Entities, the Contributed Entities, their respective subsidiaries and the Properties have been and are in compliance with, and none of the Transaction Entities, the Contributed Entities and their respective subsidiaries has any material liability under, applicable Environmental Laws (as hereinafter defined); (ii) none of the Transaction Entities, the Contributed Entities nor any of their respective subsidiaries, nor, to the best knowledge of the Transaction Entities, any prior owners or occupants of the property at any time or any other party has at any time released (as such term is defined in Section 101(22) of CERCLA (as hereinafter defined)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Transaction

Entities, the Contributed Entities or their respective subsidiaries, except for such releases as would not be reasonably likely to cause the Transaction Entities and their respective subsidiaries to incur material liability; (iii) the Transaction Entities and their subsidiaries do not intend to use the Properties or other assets owned by the Transaction Entities or their subsidiaries other than in compliance with applicable Environmental Laws, (iv) other than as described in Schedule VI hereto, none of the Transaction Entities, the Contributed Entities and their respective subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties or onto lands or other assets owned by the Transaction Entities, the Contributed Entities or their respective subsidiaries from which Hazardous Materials might seep, flow or drain into such waters; (v) none of the Transaction Entities, the Contributed Entities and their respective subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to the Properties or the assets described in the Prospectus or arising out of the conduct of the Transaction Entities, the Contributed Entities or their respective subsidiaries, except for such claims that would not be reasonably likely to cause the Transaction Entities, the Contributed Entities and their respective subsidiaries to incur material liability and that would not require disclosure pursuant to Environmental Laws or federal or state laws regulating the issuance of securities; (vi) to the knowledge of the Transaction Entities, none of the Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or to the knowledge of the Transaction Entities, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Prospectus.  Except as otherwise disclosed in the most recent Preliminary Prospectus or in Schedule VI hereto, to the knowledge of the Transaction Entities, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; or (v) dry-cleaning facilities in, on, under, or about any Property owned or to be owned upon completion of the Formation Transactions by the Transaction Entities, the Contributed Entities or their respective subsidiaries.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) (S) 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S) (S) 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) (S) 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S) (S) 11001-11050, the Toxic Substances Control Act, 15 U.S.C. (S) (S) 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) (S) 136-136y, the Clean Air Act, 42 U.S.C. (S) (S) 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. (S) (S) 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. (S) (S) 300f-300j-26, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (individually, an “Environmental Law” and collectively “Environmental Laws”).

(pp)                          None of the Transaction Entities and their subsidiaries is, and as of the applicable Delivery Date and after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus none of them will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(qq)                          The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) have established and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(rr)                                (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures sufficient to enable to Company to make necessary filings under the Exchange Act, (ii) such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ss)                            Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(tt)                                There is and has been no failure on the part of the Company and any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), to the extent such rules and regulations are applicable.

(uu)                          The Section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” in the most recent Preliminary Prospectus accurately and fully describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(vv)                          The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(e) or 5(b), which consent shall not be unreasonably withheld or delayed, and any Issuer Free Writing Prospectus set forth on Schedule [ ] hereto.

(ww)                      The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xx)                              The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The New York Stock Exchange (“NYSE”).

(yy)                          Each of the independent trustee nominees (or independent trustees once appointed) named in the Registration Statement satisfies the independence standards established by the Commission and the NYSE.

(zz)                              Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares contemplated by this Agreement.

(aaa)                      The Transaction Entities, the Contributed Entities and each of their respective subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Prospectus, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect; each of the Transaction Entities, the Contributed Entities and their respective subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(bbb)                   The Transaction Entities, the Contributed Entities and each of their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(ccc)                      Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Affect.

(ddd)                   No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the most recent Preliminary Prospectus.

(eee)                      None of the Transaction Entities and their respective subsidiaries, nor, to the knowledge of the Transaction Entities, any trustee, director, manager, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, as the case may be, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(fff)                            The operations of the Transaction Entities and the Contributed Entities and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Contributed Entities or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Transaction Entities, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ggg)                   None of the Transaction Entities, the Contributed Entities and their respective subsidiaries nor, to the knowledge of the Transaction Entities, any trustee, officer, agent, employee or affiliate of the Company or the Contributed Entities or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and the Contributed Entities and their respective subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity that, to our knowledge, intends to use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Transaction Entities and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Transaction Entities, as to matters covered thereby, to each Underwriter.

2.                                       Purchase of the Shares by the Underwriters.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 20,000,000 Firm Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto.  Each Underwriter shall be obligated to purchase from the Company, that number of the Firm Shares that represents the same proportion of the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I represents of the total number of the Firm Shares to be purchased by all of the Underwriters pursuant to this Agreement.  The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 3,000,000 Option Shares.  Such option is exercisable in the event that the Underwriters sell more Common Shares than the number of Firm Shares in the offering and as set forth in Section 4 hereof.  Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The price of both the Firm Shares and any Option Shares purchased by the Underwriters shall be $• per share.

The Company shall not be obligated to deliver any of the Firm Shares or Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.

3.                                       Offering of Shares by the Underwriters.  Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

It is understood that approximately [    ] Firm Shares (the “Reserved Shares”) will initially be reserved by Bear, Stearns & Co. Inc. for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) to The Lilian R. Kramer Special Revocable Trust and the I. Melvin Kramer Special Revocable Trust (the “Reserved Share Purchasers”) and that any allocation of such Firm Shares among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. and Bear, Stearns & Co. Inc. from the Company; provided, that under no circumstances will Lehman Brothers Inc. or Bear, Stearns & Co. Inc. or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with the sale and delivery of the Reserved Shares.  It is further understood that any Reserved Shares not affirmatively reconfirmed for purchase by the Reserved Share Purchasers by [   ]:00 A.M., New York City time, on the Delivery Date or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

4.                                       Delivery of and Payment for the Shares.  Delivery of and payment for the Firm Shares shall be made at the offices of Hogan & Hartson L.L.P., 875 Third Avenue, New York, New York, 10022 or at such other date or place as shall be determined by agreement between the Representatives and the Company, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement.  This date and time are sometimes referred to as the “Initial Delivery Date.”  Delivery of the Firm Shares shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Shares being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company.  Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the Option Shares are delivered are sometimes referred to as an “Option Share Delivery Date,” and the Initial Delivery Date and any Option Shares Delivery Date are sometimes each referred to as a “Delivery Date.”  Delivery and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Company and the Representatives).

5.                                       Further Agreements of the Transaction Entities and the Underwriters.  (a) The Transaction Entities agree:

(i)                                     To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after either Transaction Entity receives notice thereof, of the time when any amendment to the Registration Statement has been filed and to furnish the Representatives with copies thereof; to advise the Representatives promptly after either Transaction Entity receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, promptly to use their best efforts to obtain its withdrawal;

(ii)                                  To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii)                               To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (iii) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv)                              To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(v)                                 Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424(b) of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

(vi)                              Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, which consent shall not be unreasonably withheld or delayed;

(vii)                           To retain in accordance with Rules 433(d) and (f) of the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii)                        As soon as practicable after the Effective Date, but in any event no later than 60 days after the close of the period covered thereby, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(ix)                                Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith none of the Transaction Entities shall be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x)                                   For a period commencing on the date hereof and ending 180 days after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exchangeable for Common Shares, (other than (i) the Shares, (ii) Units issued to third parties in connection with acquisitions of interests in real properties, (iii) Units issued to the Company and (iv) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exchangeable for Common Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc. and Bear, Stearns & Co. Inc., on behalf of the Underwriters, and to cause each officer and trustee of the Company set forth on Schedule VII hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Annex I hereto (the “Lock-Up Agreements”);

(xi)                                Notwithstanding the foregoing paragraph, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. and Bear, Stearns & Co. Inc., on behalf of the Underwriters, waives such extension in writing;

(xii)                             To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(xiii)                          Unless otherwise publicly available on the Commission’s EDGAR system, during a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(xiv)                         To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(xv)                            To use its best efforts to list, subject to notice of issuance and evidence of satisfactory distribution, the Shares on the NYSE;

(xvi)                         To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act;

(xvii)                      If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;

(xviii)                   During the period when the Prospectus is required to be registered under the Securities Act or the Exchange Act, the Company will (1) comply with all provisions of the Securities Act and the Rules and Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder;

(xix)                           To take such steps as shall be necessary to ensure that none of the Transaction Entities or any of their subsidiaries shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

(xx)                              The Company will use its best efforts to meet the requirements to qualify, commencing with its taxable year ending December 31, 2005, as a REIT under the Code, and will make the necessary election with the IRS;

(xxi)                           If at any time during the 25-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Representatives’ and the Company’s opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will consult with the Representatives concerning the substance of and the advisability of disseminating a press release or other public statement responding to or commenting on such rumor, publication or event; and

(xxii)                        Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither of the Transaction Entities will (1) take, directly or indirectly, any action designated to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; (2) until the Delivery Date, sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares; or (3) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(b)                                 Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) ”issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.  The Transaction Entities agree that any Permitted Issuer Information, when considered together with the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.                                       Expenses.  The Transaction Entities agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Shares and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Shares; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus, the

Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement to the Prospectus; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) any required review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of sale of the Shares; (f) the listing of the Shares on the NYSE and/or any other exchange; (g) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 5(a)(ix); (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any Internet roadshow, travel and lodging expenses of the representatives and officers of the Company and one-half of the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

7.                                       Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Transaction Entities contained herein, to the performance by the Transaction Entities of their respective  obligations hereunder, and to each of the following additional terms and conditions;

(a)                                  The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)                                 No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Clifford Chance US LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)                                  All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Agreements, the Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Underwriters’ counsel, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 Hogan & Hartson, L.L.P, counsel for the Company and the Operating Partnership, shall have furnished to the Representatives their written opinion, dated each Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Annex II(a).

(e)                                  Arent Fox PLLC, counsel to the Contributed Entities, RPC, Parcel 47D LLC, 25 Massachusetts Avenue Property LLC, and 660 North Capitol Street Property LLC, shall have furnished to the Representatives their written opinion, dated each Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Annex II(b).

(f)                                    The Representatives shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Transaction Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)                                 At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)                                 With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)                                     The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i)                                     The representations, warranties and agreements of the Transaction Entities in Section 1 are true and correct on and as of such Delivery Date, and the Transaction Entities have complied with all their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)                                  No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii)                               They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A)(1) the Registration Statement, as of the

Effective Date, (2) the Prospectus, as of its date and as of such Delivery Date, or (3) Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, except, in the case of the Pricing Disclosure Package, that the price of the Shares and disclosures directly relating thereto and derived therefrom are included on the cover page of the Prospectus or under the captions “Prospectus Summary—Summary Consolidated Financial Data,” “Prospectus Summary—Formation Transactions,” “Use of Proceeds,” “Distribution Policy,” “Capitalization,” “Dilution,” “Selected Consolidated Financial Data,” “Formation Transactions” and “Underwriting” in the Prospectus, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j)                                     (i) None of the Transaction Entities, the Contributed Entities and their respective subsidiaries, and none of the Properties, shall have sustained since the date of the latest audited financial statements included in the most recent Preliminary Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) since such date there shall not have been any change in the capital stock or consolidated long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects, management, financial position, shareholders’ equity or results of operations of the Transaction Entities, the Contributed Entities and their respective subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k)                                  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)                                     The NYSE shall have approved the Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(m)                               The Lock-Up Agreements between the Representatives and the officers, trustees and shareholders of the Company set forth on Schedule VII, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(n)                                 The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(o)                                 All of the transactions which are to occur in order to consummate the Formation Transactions shall have been consummated on terms reasonably satisfactory to Lehman Brothers Inc.; and

(p)                                 No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Initial Delivery Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Initial Delivery Date, prevent the issuance or sale of the Shares.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.                                       Indemnification and Contribution.

(a)                                  The Transaction Entities, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment or supplement thereto, or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Transaction Entities shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Transaction Entities through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).  The foregoing indemnity agreement is in addition to any liability which the Transaction Entities may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Transaction Entities, their respective trustees (including any person who, with his or her consent, is named in the Registration Statement as about to become a trustee of the Transaction Entities), officers and employees, and each person, if any, who controls the Transaction Entities within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Transaction Entities or any such trustee, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Transaction Entities through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) and shall reimburse the Transaction Entities and any such trustee, officer or controlling person for any legal or other expenses reasonably incurred by the Transaction Entities or any such trustee, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Transaction Entities or any such trustee, officer, employee or controlling person.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Transaction Entities under this Section 8 if (i) the Transaction Entities and the Underwriters shall have so mutually agreed; (ii) the Transaction Entities have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Transaction Entities; or

(iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Transaction Entities, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Transaction Entities.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(f) hereof in respect of a claim or action referred to in Section 8(f), then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the Lehman Brothers Entities (as defined in Section 8(f)) and the Bear Stearns Entities (as defined in Section 8(f)) for the defense of any loss, claim, damage, liability or action arising out of the sale and delivery of the Reserved Shares.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)                                 If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Sections 8(a), 8(b) or 8(f) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Transaction Entities, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Transaction Entities and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The Underwriters severally confirm and the Transaction Entities acknowledge and agree that the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any “Non-Prospectus Road Show”.

(f)                                    The Company shall indemnify and hold harmless Lehman Brothers Inc. (including its directors, officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of Section 15 of the Securities Act (“Lehman Brothers Entities”) and Bear, Stearns & Co. Inc. (including its directors, officers and employees) and each person, if any, who controls Bear, Stearns & Co. Inc. within the meaning of Section 15 of the Securities Act (“Bear Stearns Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Lehman Brothers Entities and the Bear Stearns Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, the failure of the Restricted Share Purchasers to pay for and accept delivery of Reserved Shares that the Reserved Share Purchaser agreed to purchase or (iii) is otherwise related to the sale and delivery of the Reserved Shares; provided that, the Company shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lehman Brothers Entities or the Bear Stearns Entities.  The Company shall reimburse the Lehman Brothers Entities and the Bear Stearns Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

9.                                       Defaulting Underwriters.  If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Shares set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date.  If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Share Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default.  If other Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10.                                 Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(j) and 7(k) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

11.                                 Reimbursement of Underwriters’ Expenses.  If the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Transaction Entities is not fulfilled for any reason, the Transaction Entities will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand, the Company shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.                                 No fiduciary duty.  The Transaction Entities acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Transaction Entities and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Transaction Entities including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Transaction Entities, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Transaction Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Transaction Entities.  The Transaction Entities hereby waive any claims that the Transaction Entities may have against the Underwriters with respect to any breach of fiduciary duty in connection with the offering of the Shares.

13.                                 Research Independence.  In addition, the Transaction Entities acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Transaction Entities and/or the offering of the Shares that differ from the views of its investment bankers.  The Transaction Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Transaction Entities may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Transaction Entities by such Underwriters’ investment banking divisions.  The Transaction Entities acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

14.                                 Notices, Etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                  if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention:  Syndicate Registration (Fax: 646-497-4815), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421), with a copy to Clifford Chance US LLP, 31 West 52nd Street; New York, New York  10019, Attention:  Kathleen L. Werner;

(b)                                 if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Mark Keller (Fax: 202-863-4049), with a copy to Hogan & Hartson, L.L.P., 555 Thirteenth Street, N.W., Washington D.C., 20004, Attention:  Stuart A. Barr (Fax: 202-637-5910);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Transaction Entities shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. and Bear, Stearns & Co. Inc.

15.                                 Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Transaction Entities and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Transaction Entities contained in this Agreement shall also be deemed to be for the benefit of the trustees, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the trustees of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.                                 Survival.  The respective indemnities, representations, warranties and agreements of the Transaction Entities and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.                                 Definition of the Terms “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) ”business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) ”subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

18.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.                                 Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.                                 Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing correctly sets forth the agreement among the Transaction Entities and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

REPUBLIC PROPERTY TRUST

By:
Name: Mark R. Keller
Title: Chief Executive Officer

REPUBLIC PROPERTY LIMITED PARTNERSHIP

By: Republic Property Trust, its general partner

By:
Name: Mark R. Keller
Title: Chief Executive Officer

Accepted as of the date hereof:

LEHMAN BROTHERS INC.

By:
Name:
Title:

BEAR, STEARNS & CO. INC.

By:
Name:
Title:

On behalf of themselves and the other Underwriters named in Schedule I hereto.

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Additional Shares to be Purchased if Option is Exercised
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Wachovia Capital Markets, LLC
Raymond James & Associates, Inc.
UBS Securities LLC
KeyBanc Capital Markets, a division of McDonald Investments Inc.

Total	20,000,000	3,000,000

SCHEDULE II

Contributed Entities

RKB Corporate Oaks LLC

RKB CP IV LLC

RKB Pender Business Park

RKB Lakeside LLC

RKB Willowwood LLC

RKB Dulles Tech LLC

RPT Presidents Park LLC

Presidents Park I, LLC

Presidents Park II, LLC

Presidents Park III, LLC

RPT 1425 Investor L.P.

RPT 1425 Holdings LLC

RPT 1425 New York Avenue LLC

Contributed Properties

Corporate Oaks

Corporate Pointe IV

Pender Business Park

Lakeside I

Lakeside II

Willowwood III

Willowwood IV

Campus at Dulles Tech Center

Presidents Park I

Presidents Park II

Presidents Park III

The Republic Building

SCHEDULE III

Option Properties

The Portals III

Republic Square I

Republic Square II

SCHEDULE IV

Title Reports

None

SCHEDULE V

Notices Condemnation or Zoning Change

None

SCHEDULE VI

Environmental Matters

Aboveground or Underground Storage Tanks

RPT 1425 New York Avenue:  One generator located on building roof

RKB Lakeside LLC: Aboveground generators that contain fuel

RKB Dulles Tech LLC: Aboveground generators that contain fuel

RKB Corporate Oaks LLC: Aboveground generators that contain fuel

RPT Presidents Park LLC: Aboveground generators that contain fuel

SCHEDULE VII

Persons Delivering Lock-Up Agreements

Richard L. Kramer

Mark R. Keller

Steven A. Grigg

Gary R. Siegel

Michael J. Green

Thomas G. Archer, Jr.

Geoffrey N. Azaroff

Peter J. Cole

Frank M. Pieruccini

Andrew G. Pulliam

Michael C. Jones

John S. Chalsty

Gregory H. Leisch

Ronald D. Paul

ANNEX I

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.

BEAR, STEARNS & CO. INC.

As Representatives of the several
Underwriters named in Schedule I,
to the Underwriting Agreement

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common shares of beneficial interest par value $0.01 per share (the “Common Shares”), of Republic Property Trust, a Maryland real estate investment trust, (the “Company”), and that the Underwriters propose to reoffer the Common Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and Bear, Stearns & Co. Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exercisable or exchangeable for Common Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Shares or securities convertible into or, exercisable or exchangeable for Common Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on July 1, 2007 (such period, the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer Common Shares (i) as a bona fide gift or gifts or by will or intestacy, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Lehman Brothers Inc. and Bear, Stearns & Co. Inc., on behalf of the Underwriters.  For purposes of this Lock-up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer Common Shares to any wholly-owned subsidiary of such corporation or by distribution to stockholders of the corporation (including upon the liquidation and dissolution of the corporation pursuant to a plan of liquidation approved by the corporation’s stockholders), and, if the undersigned is a limited liability company, the limited liability company may transfer Common Shares to a member of affiliated limited liability company of such limited liability company or by distribution to members of the limited liability company (including upon the liquidation and dissolution of the limited liability company pursuant to a plan of liquidation approved by its members), and, if the undersigned is a partnership or limited partnership, the partnership or limited partnership may transfer Common Shares to a partner, retired partner, limited partner or affiliated partnership or limited partnership or by distribution to partners of the partnership (including upon the liquidation and dissolution of the partnership pursuant to a plan of liquidation approved by its partners); provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares subject to the provisions of this Lock-up Letter Agreement and there shall be no further transfer except in accordance with this Lock-up Letter Agreement.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. and Bear, Stearns & Co. Inc. waive such extension in writing.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.  In addition, this Lock-up Letter Agreement shall lapse and become null and void if the Offering shall not have occurred on or before March 31, 2006.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

ANNEX I(a)

Executed Copy of the Comfort Letter

ANNEX I(b)

Draft of the Bringdown Comfort Letter

ANNEX II(a)

Form of Opinion of Hogan & Hartson LLP

ANNEX II(b)

Form of Opinion of Arent Fox PLLC, Counsel to RPC,
Parcel 47D LLC, 25 Massachusetts Avenue Property LLC,
and 660 North Capitol Street Property LLC